Exhibit 10.3

Summit Financial Group, Inc.

Board Attendance and Compensation Policy

I. Retainer and Fees for Subsidiary Board Members

     Members of the board of directors of the subsidiaries of Summit Financial Group, Inc. (“Summit”) will be paid retainer fees based on the asset size for each bank as of December 31st of the prior year, as follows:

Asset Size of Bank	Annual Retainer	Fee Per Meeting
Up to $50 Million	$1,000	$125 per meeting attended
$51 Million -$100 Million	$2,000	$125 per meeting attended
$101 Million - $199 Million	$3,000	$125 per meeting attended
$200 Million and Over	$4,000	$125 per meeting attended

     In addition to the above retainer fees and fees per board meeting attended, board committee members will also be paid $100 per committee meeting attended. Members of board committees may attend committee meetings in person or by video conference. Any member of any board or committee may attend meetings by telephone, but payment will be made for only one board meeting and one committee meeting in any given year where attendance is by telephone.

II. Retainer and Fees for Summit Board Members

Summit board members will be paid as follows:

•	$1,000 per board meeting attended;

•	$150 per committee meeting attended (other than Audit Committee and Compensation and Nominating Committee);

•	$750 per Audit Committee meeting attended;

•	$750 per Compensation and Nominating Committee attended.

     Members of the board of directors of Summit may attend board meetings or committee meetings in person or by video conference. Any member of any board or committee may attend meetings by telephone, but payment will be made for only one (1) board meeting and one (1) committee meeting in any given year where attendance is by telephone. Notwithstanding the foregoing, members of the Audit Committee may not attend meetings by telephone. In addition, Audit Committee members shall receive no other remuneration other than the retainer fees and fees per meeting set forth herein for serving on the Audit Committee.

III. Meeting Fees for Division Board Members

     The Chairman of each division shall appoint individuals to serve as a member of the division board of directors. Each division board member shall serve for a term of two (2) years and may be re-appointed for an additional two-year term. The division board of directors shall operate solely as an advisory board and shall have no authority to manage the business and property of Summit or its subsidiaries or to direct the operations of Summit or its subsidiaries. Members of each division board of directors shall not be paid a retainer fee; however each member of the division board of directors shall be paid $100 per division meeting attended. The $100 fee per meeting shall only be paid to the members of the division board of directors who attend the division meetings in person and not by telephone.

IV. Employee-Directors

     If an individual is a member of the board of directors of Summit or any of its subsidiaries and is also an employee of Summit or any of its subsidiaries, then such employee/director shall be paid the retainer fees and the fees for each board meeting attended as set forth above; however, such employee/director shall not be paid the fees for each committee meeting attended.

V. Expense Reimbursement

     Any member of the board of directors of Summit or any of its subsidiaries who must travel in excess of sixty (60) miles from his primary residence or place of business to attend a board meeting or committee meeting is eligible for reimbursement of direct expenses including, but not limited to, mileage and hotel expenses. Requests must be filed within 90 days of meeting date. Forms are available from the Human Resources Department for this purpose.

VI. Payment by Direct Deposit and Deferral of Payments

     The retainer fees and per meeting fees described above may be paid by direct deposit into each board member’s Summit Financial Group, Inc. subsidiary bank account. If the board member is on a subsidiary board and is a participant in the Director Deferral Plan, then the compensation may be deferred. A direct deposit to a board member’s account will be made on the last day of the month; however, if the last day of the month falls on a weekend, the direct deposit will be made on the previous Friday. If the meeting date falls after the deadline for payroll, payments will be made the following month for attendance at a meeting.

VII. Attendance

     Summit owns all of the shares of stock of each of its subsidiaries, and therefore, Summit has the power to elect the directors of each of its subsidiaries. Members serving on the board of directors of each of Summit’s subsidiaries serve at the will and pleasure of the board of directors of Summit. Serving on the board of directors of a financial institution is a very serious commitment. In order to do the job properly, directors must set aside the time to attend the board and committee meetings. If a director fails to attend at least 70% of the board and committee meetings of which he is a member for any given calendar year, then the director will be placed on attendance probation. If a director does not attend at least 70% of the board and committee meetings for two consecutive years, then the board will ask the individual to resign unless the director submits a good reason for his or her absence. Acceptable reasons for failing to attend board and committee meetings include, but are not limited to, public service, personal health problems, or family health problems. The Human Resources

Department will send out an attendance summary at the end of June and December of each calendar year detailing the directors’ attendance at board and committee meetings.

VIII. Renomination

     Each year, the Nominating Committee will meet to assess the performance of all board members and make a recommendation to the full board of Summit as to which board members should be renominated. The Nominating Committee will assess whether each member is continuing to fulfill his or her fiduciary duties to the board. Additionally the Nominating Committee will assess the contribution by said board members to furthering the mission of their respective bank.

IX. Mandatory Retirement

     Members of the Board of Directors of Summit and its subsidiaries are subject to a mandatory retirement age of 70. When a Summit or subsidiary bank board member reaches age 70, he/she will not be renominated. The following exceptions have been made to this requirement:

     1. Members of the board of directors of Summit Community Bank who were Potomac Valley Bank board members at the time of the merger of Potomac Valley Bank and South Branch Valley National Bank will not be renominated after obtaining age 80.

     2. Harry Welton and Donald Biller, members of the board of directors of Summit Community Bank, will not be re-nominated after the age of 80.

     3. Members of the board of directors of Summit who were board members of Potomac Valley Bank and who were at the age of 60 at the time of the Potomac Valley Bank merger into Summit will not be re-nominated after obtaining age 80.

     4. Any member of the board of directors of Summit or any of its subsidiaries who remains an active employee of Summit or any of its subsidiaries is not subject to mandatory retirement because of age.

     5. The division board members are not subject to mandatory retirement because of age.

X. Benefits

     Individuals who were members of either the South Branch Valley National Bank board or members of the Potomac Valley Bank board at the time of merger, will continue benefits provided before the merger until their mandatory retirement from the board. At retirement, the board member may continue their benefits through Summit provided the board member pays 100% of the premium of the benefit.

     Any future offer of benefits will be reviewed and approved by the Compensation Committee before being offered to the board members.

XI. Deferred Compensation Plan

     A deferred compensation plan (“Director Deferred Compensation Plan”) for the members of the board of directors of the subsidiaries of Summit was established to allow members of the board of directors of the subsidiaries of Summit to apply their deferred compensation towards the purchase of shares of stock of Summit. As further described below in Section XII, the shares of stock of Summit purchased through the Director Deferred Compensation Plan will be counted towards the minimum requirement of stock that each member of the board of directors of each subsidiary of Summit must own to maintain a seat on the board of directors.

XII. Stock Requirements

     In order to be elected to and maintain a seat on the board of directors of Summit or any of its subsidiaries, a member must hold in his or her own right, a minimum number of shares of the stock of Summit. Regulations promulgated by the Office of the Comptroller of the Currency (the “OCC”) and West Virginia law set forth the minimum number of shares that must be owned by each director. Qualifying share ownership for directors of Shenandoah Valley National Bank is governed by the OCC regulations. Accordingly, the directors of Shenandoah Valley National Bank are subject to different minimum ownership requirements than the directors of Summit, Capital State Bank and Summit Community Bank, which are governed by West Virginia law. The bylaws of Summit set forth more stringent requirements than established by West Virginia law. In addition, this policy establishes more stringent requirements than the requirements set forth in the bylaws of Summit Community Bank, Capital State Bank and Shenandoah Valley National Bank.

     The requirements for each bank are as follows:

•	Summit Financial Group, Inc.

     West Virginia law provides that each director of Summit must own in his or her own right, common or preferred stock of Summit, in an amount equal to or greater than any one of the following:

(i)	aggregate par value of $500.00;

(ii)	aggregate shareholders’ equity of $500.00; or

(iii)	aggregate fair market value of $500.00.

     Determination of the fair market value of the director’s stock in Summit is based on the value of the stock on the date it was purchased or on the date that the individual become a director, whichever is greater.

     Directors should be aware that although based on the current market value of Summit stock, the minimum number of shares required to be owned under this policy exceeds the regulatory minimum, a decrease in the market value of Summit stock could require directors to purchase more shares to meet the regulatory minimums discussed below.

     Summit’s bylaws and this policy impose more stringent requirements on directors than imposed by West Virginia law. Summit’s bylaws and this policy require that each director own in his or her own right, a minimum of 2,000 shares of Summit’s common stock. Summit’s bylaws specify that the following shares are held in a director’s “own right”: (i) shares held solely in the director’s name; (ii) shares held through the corporation’s employee stock option plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement; and (iii) shares owned by a company where the director owns a controlling interest.

     The West Virginia Attorney General has interpreted the language “own in his own right” in the West Virginia statute governing qualifying shares, W.Va. Code § 31A-4-8, to exclude any shares that a director owns jointly. Accordingly, Summit’s bylaws and this policy allow shares held jointly by a director and his or her spouse to be counted when determining whether the director owns 2,000 shares of common stock in his or her own right, as long as the director owns stock in his or her own name with a minimum value (calculated by the par value, shareholder’s equity or fair market value) of at least $500 (the minimum imposed by West Virginia law).

•	Summit Community Bank

     West Virginia state law and the bylaws of Summit Community Bank provide that each director of Summit Community Bank must own in his or her own right, common or preferred stock of Summit, in an amount equal to or greater than any one of the following:

(i)	aggregate par value of $500.00;

(ii)	aggregate shareholders’ equity of $500.00; or

(iii)	aggregate fair market value of $500.00.

     Determination of the fair market value of the director’s stock in Summit is based on the value of the stock on the date it was purchased or on the date that the individual become a director, whichever is greater.

     This policy imposes more stringent requirements on directors of Summit Community Bank than imposed by West Virginia state law and the bylaws of Summit Community Bank. This policy requires that each member of the board of directors of Summit Community Bank own, in his or her own right, a minimum of one-thousand (1,000) shares of common stock of Summit. For purposes of determining whether             shares are owned by a director in his or her own right, the following shares shall be deemed owned by a director in his or her own right: (i) shares held solely in the director’s name; (ii) shares held through the Summit’s employee stock ownership plan, the Director Deferred Compensation Plan, a profit-sharing plan, individual retirement account, retirement plan or similar arrangement; and (iii) shares owned by a company where the director owns a controlling interest. Shares held jointly by a director and his or her spouse may also be counted when determining whether the director owns 1,000 shares of common stock in his or her own right as long as the director owns stock in his or her own right with a minimum value (calculated by the par value, shareholder’s equity or fair market value) of at least $500.

•	Shenandoah Valley National Bank

     The OCC requires that each director of Shenandoah Valley National Bank own in his or her own right, shares of common or preferred stock of Summit which has not less than:

(i)	an aggregate par value of $1,000;

(ii)	an aggregate shareholder’s equity of $1,000; or

(iii)	an aggregate fair market value of $1,000.

     The value of the common or preferred stock held by the director is valued as of the date purchased or the date on which the individual became a director, whichever is greater.

     This policy imposes more stringent requirements on directors of Shenandoah Valley National Bank than imposed by West Virginia state law and the bylaws of Shenandoah Valley National Bank. This policy requires that each member of the board of directors of Shenandoah Valley National Bank own, in his or her own right, a minimum of one-thousand (1,000) shares of common stock of Summit.

     The OCC has established by the following rules for determining whether shares are “held by a director in his or her own right”:

     • Joint Ownership and Tenancy in Common. Shares held jointly or as a tenant in common are qualifying shares held by a director in his or her own right only to the extent of the aggregate value of the shares which the director would be entitled to receive on dissolution of the joint tenancy or tenancy in common.

     • Shares in a Living Trust. Shares deposited by a director in a living trust (inter-vivos trust) as to which the director is a trustee and retains an absolute power of revocation are shares owned by the director in his or her own right.

     • Shares Held Through Retirement Plans or Similar Arrangements. A director may hold his or her qualifying shares through a profit-sharing plan, individual retirement account, retirement plan, or similar arrangement, if the director retains beneficial ownership and legal control over the shares.

     • Shares held Subject to Buyback Agreements. A director may acquire and hold his or her qualifying interest pursuant to a stock repurchase or buyback agreement with a transferring shareholder under which the director purchases the qualifying shares subject to an agreement that the transferring shareholder will repurchase the shares when, for any reason, the director ceases to serve in that capacity. The agreement may give the transferring shareholder a right of first refusal to repurchase the qualifying shares if the director seeks to transfer ownership of the shares to a third person.

     • Assignment of Right to Dividends or Distributions. A director may assign the right to receive all dividends or distributions on his or her qualifying shares to another, including a transferring shareholder, if the director retains beneficial ownership and legal control over the shares.

     • Execution of Proxy. A director may execute a revocable or irrevocable proxy authorizing another, including a transferring shareholder, to vote his or her qualifying shares, provided the director retains beneficial ownership and legal control over the shares.

     The OCC has determined that the following are not shares held by a director in “his or her own right”:

     (a) Shares pledged by the holder to secure a loan. However, all or part of the funds used to purchase the required qualifying equity interest may be borrowed from any party, including the bank or its affiliates;

     (b) Shares purchased subject to an absolute option vested in the seller to repurchase the shares within a specified period; and

     (c) Shares deposited in a voting trust where the depositor surrenders: (1) legal ownership (depositor ceases to be registered owner of the stock); (2) power to vote the stock or to direct how it shall be voted; or (3) power to transfer legal title to the stock.

     In addition to the above rules established by the OCC, the following shares shall be deemed owned by a director in his or her own right: (1) shares held through Summit’s employee stock ownership plan, (ii) shares held through the Director Deferred Compensation Plan; (iii) shares owned by a company where the director owns a controlling interest; and (iv) convertible preferred shares known as the Rockingham National Bank Series issued to directors of Shenandoah Valley National Bank.